Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 333-249719 on Form S-11 of our report dated March 28, 2022, relating to the financial statements of Starwood Real Estate Income Trust, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of Starwood Real Estate Income Trust, Inc. for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
May 23, 2022